UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2022

HYCROFT MINING HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Water Canyon Road, Unit 1 Winnemucca, Nevada		89445
(Address of Principal Executive Offices)		(Zip Code)

(775) 304-0260
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCL	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

On February 28, 2022, Hycroft Mining Holding Corporation (the “Company”) entered into a waiver and amendment (the “Waiver and Amendment”) with Sprott Private Resource Lending II (Collector), LP (the “Lender”) of certain provisions of the (i) Amended and Restated Credit Agreement, dated as of May 29, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Lender, the Guarantors (as defined in the Credit Agreement) and the other parties thereto, (ii) that certain waiver letter agreement, dated as of November 9, 2021 (the “Nov ‘21 Waiver”) by and between the Lender, the Company and the other parties thereto, (iii) that certain waiver and amendment letter agreement, dated as of January 6, 2022 (the “Jan ‘22 Waiver,” and together with the Nov ’21 Waiver, collectively, the “Prior Waiver”) by and between the Lender, the Company and the other parties thereto, and (iv) that certain Royalty Agreement, dated as of May 29, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Royalty Agreement”), by and between the Company, as “Parent” thereunder, Hycroft Resources & Development, LLC (the “Owner”), and Sprott Private Resource Lending II (Co) Inc.

Pursuant to the Waiver and Amendment, the Lender has (i) waived the Company’s obligation under the Credit Agreement to maintain at least $9,000,000 of unrestricted cash on the last day of each calendar month during the period ending May 10, 2022 (the “Waiver Period”), provided that, the Company maintains at least $7,500,000 of unrestricted cash on the last day of February 2022 and at least $9,000,000 on the last day of each month thereafter during the Waiver Period; (ii) waived all obligations of the Company to prepay the facility with the net cash proceeds of any Mill Asset Sales (as defined in the Waiver and Amendment) until the earlier of (A) the date on which the Company completes a private placement or other offering or issuance of its equity securities (the “Offering Date”) and (B) March 31, 2022; and (iii) extended the payment due date for the additional February interest payment and the February principal payment pursuant to the Credit Agreement until the earlier of (A) the Offering Date and (B) March 31, 2022. Further, pursuant to the Waiver and Amendment, any failure by the Company to comply with the terms of the preceding sentence shall constitute an immediate Event of Default under the Credit Agreement.

Pursuant to the Waiver and Amendment, the Owner waived its Reduction Right under and as defined in the Royalty Agreement.

The foregoing description of the Waiver and Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Waiver and Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto.

Item 8.01.    Other Events.

With the ceasing of mining operations and the previously stated need to raise additional capital to address its going concern issues, the Company is engaging in discussions with its lenders to address the terms of its debt and its capital structure. The Company can provide no assurance that it will be able to raise additional funds or restructure its outstanding indebtedness on terms acceptable to it.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.
EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver and Amendment, dated February 28, 2022, among Hycroft Mining Holding Corporation, Sprott Private Resource Lending (Collector), L.P. and Sprott Private Resource Lending II (Co) Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2022	Hycroft Mining Holding Corporation

By:	/s/ Stanton Rideout
Stanton Rideout Executive Vice President and Chief Financial Officer